UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

FRIEDMAN INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 Judson Road Suite 124, Longview, Texas 75601
(Address of principal executive offices, including zip code)

(903) 758-3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	FRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d)         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Friedman Industries, Incorporated (the “Company”) increased the number of directors comprising the Board and appointed Michael Hanson as a director of the Company to fill such newly created vacancy on March 19, 2025, effective immediately, pursuant to and consistent with the authority provided in the Company’s Bylaws.

Prior to his retirement in 2022, Mr. Hanson served as the Vice President of Sales and Marketing for North Star BlueScope Steel. North Star BlueScope Steel is a leading producer of flat rolled steel, located in Delta, Ohio that supplies flat rolled steel to the automotive, construction, agriculture and other industry sectors. Prior to joining North Star BlueScope, Mr. Hanson held various sales positions with North Star Steel. Mr. Hanson currently serves as the chair of the board of directors of Adopt America Network, a non- profit based in Toledo, Ohio. Mr. Hanson is also on the Adopt America Network Foundation board. Mr. Hanson holds a bachelor’s degree in marketing from the University of North Dakota and a master’s degree in business administration from Eastern Michigan University. The Board did not immediately appoint Mr. Hanson to serve on any of the Board committees.

Mr. Hanson will receive a pro rata portion of director fees, including equity awards, if any, paid to the Board for their service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         March 24, 2025

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer - Secretary and Treasurer